PROMISSORY NOTE


Date: July 1, 1998                                                      $230,000

     FOR VALUE RECEIVED, the undersigned, RHINE INVESTMENT HOLDINGS COMPANY LIMITED, a British Virgin Island corporation (herein called "Maker"), promises to pay to the order of CHAN MAU HING, (herein "Payee" and which term refers to any owner or holder of this Note) the principal sum of TWO HUNDRED THIRTY THOUSAND AND NO/100 DOLLARS ($230,000.00), together with interest on the principal hereof, on or before August 1, 1998, at the per annum rate and in accordance with the terms hereinafter stated.

I.   INTEREST AND PENALTIES

     1.01 Subject to Section 1.03, the principal balance hereof advanced and from time to time remaining unpaid shall bear interest during each day of the term of the loan evidenced hereby at the rate of 8.5% per annum.

     1.02 Computations of interest on the unpaid principal amount of this Note, from time to time outstanding, at the rates provided in this Note shall be made on the basis of actual number of days elapsed. To the extent permitted by applicable law, such interest shall be computed as if each year consisted of three hundred sixty (365) days.

     1.03 All past due principal and interest of this Note, whether due as the result of acceleration of maturity or otherwise, shall bear interest at the per annum rate equal to the lesser of (a) eighteen percent (18%) per annum, and (b) the maximum rate allowed by applicable law, from the date the payment thereof shall have become due until the same shall have been fully discharged by payment.

II.  PAYMENTS

     2.01 This Note is payable in accordance with its terms on or before September 1, 1998 (the "Maturity Date").

     2.02 All payments shall be applied first to interest and the balance to principal, and will be paid to the Payee as provided herein.

     2.03 The principal of, and interest on, this Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, at 150 East Broadway Apt 2, New York, New York, 10002 USA, or at such other place as Payee may hereinafter designate in writing.

     2.04 Any check, draft, money order or other instrument given in payment of all or any portion hereof may be accepted by Payee and handled in the collection in the customary manner, but the same shall not constitute payment hereunder or diminish any rights of Payee except to the extent that actual cash proceeds of such instrument are unconditionally received by Payee, or as otherwise provided herein.

III.  WAIVER

     3.01 Maker waives grace, demand, presentment for payment, protest, notice of any kind (including, but not limited to, notice of dishonor, notice of protest, notice of intention to accelerate and notice of acceleration) and diligence in collecting and bringing suit against any party hereto.

IV.  USURY LAWS

     4.01 It is the intention of the parties hereto to comply strictly with applicable usury laws; accordingly, notwithstanding any provision to the contrary in this Note or in any of the Security Documents, in no event, shall this Note or any of the other Security Documents require or permit the payment, charging, taking, reserving, or receiving of any sums constituting interest under applicable laws which exceed the maximum amount permitted by such laws. If any such excess interest is contracted for, charged, taken, reserved, or received in connection with the loan evidenced by this Note or in any of the other Security Documents or otherwise relating hereto, or in any communication by Payee or any other person to Maker or any responsible party liable for payment of this Note, or in the event all or part of the principal or interest hereof shall be prepaid, so that under any of such circumstances or under any other circumstance whatsoever the amount of interest contracted for, charged, taken, reserved, or received on the amount of principal actually outstanding from time to time under this Note shall exceed the maximum amount of interest permitted by applicable usury laws, then in any such event it is agreed as follows: (i) the provisions of this paragraph shall govern and control, (ii) any such excess shall be canceled automatically to the extent of such excess, and shall not be collected or collectible, (iii) any such excess which is or has been received shall be credited against the then unpaid principal balance hereof or refunded to Maker, at Payee's option, and (iv) the effective rate of interest shall be automatically reduced to the maximum lawful rate allowed under applicable laws as construed by courts having jurisdiction hereof or thereof.

V.   MISCELLANEOUS

     5.01 The Maker covenants and agrees that until all amounts due under this Note have been paid in full, unless the Payee waives compliance in writing, the Maker shall:

(a) Give prompt written notice to the Payee of any Event of Default as defined in this Note or of any other matter which has resulted in, or could reasonably be expected to result in, a materially adverse change in its financial condition or operations.

(b) Give prompt written notice to the Payee of any claim, action or proceeding which, in the event of any unfavorable outcome, would or could reasonably be expected to have a material adverse effect on the financial condition of the Maker.

(c) Upon receipt by the Maker of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Note and (i) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it, or
     (ii) in the case of mutilation, upon surrender and cancellation of this Note, the Maker, at its expense, will execute and deliver a new Note, dated the date of the lost, stolen, destroyed or mutilated Note.

     5.02 No recourse shall be had for the payment of the principal of, or the interest on, this Note, or for any claim based hereon, or otherwise in respect hereof, against any incorporator, shareholder, officer or director, as such, past, present or future, of the Maker or any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

     5.03 No provision of this Note shall alter or impair the obligation of the Maker, which is absolute and unconditional, to pay the principal of, and interest on, this Note at the time, place and rate, and in the coin or currency, herein prescribed.

VI.  DEFAULT

     6.01 The following shall constitute "Events of Default" under this Note:

     (a)  Any default in the payment of principal or interest on this Note;

     (b) If the Maker shall fail to perform or observe any other covenant, term, provision, condition, agreement or obligation of the Maker under this Note;

     (c) If the Maker shall (i) become insolvent, (ii) admit in writing its inability to pay this debt when it matures, (iii) make an assignment for the benefit of creditors or commence proceedings for its dissolution, or (iv) apply for or consent to the appointment of a trustee, liquidator or receiver for it or for a substantial part of its property or business;

     (d) If a trustee, liquidator or receiver shall be appointed for the Maker or for a substantial part of its property or business without its consent;

     (e) If any governmental agency or any court of competent jurisdiction at the instance of any governmental agency shall assume custody or control of the whole or any substantial portion of the properties or assets of the Maker;

     (f) If bankruptcy, reorganization, insolvency or liquidation proceedings or other proceedings for relief under bankruptcy or any law for the relief of debtors shall be instituted by or against the Maker; or

     6.02 Upon the occurence of Event of Default Payee shall give Maker written notice of the Default and ten (10) days' opportunity to cure such Default. If after such time, Maker fails to cure the Default then Payee may, without further notice or authority, sell or dispose of all or any part of the Collateral and may apply the proceeds of any such sale or disposition in or towards discharge of the costs thereby incurred and of the amount then due under this promissory note in such manner as it in its absolute discretion thinks. The Maker shall be entitled to exercise such power of sale in such manner and at such time or times as it shall think fit (whether by private sale or otherwise) so that the Collateral may be sold to any person and at any price which the Maker considers to be the best obtainable in the circumstances.

VII. COLLATERAL

     7.01 The payment of this Note is secured by the certain Pledge Agreement (the "Security Document") of even date herewith from RHINE INVESTMENT HOLDINGS COMPANY LIMITED to Payee.

VIII. MISCELLANEOUS

     8.01 In case any provision of this Note is held by a court of competent jurisdiction to be excessive in scope or otherwise invalid or unenforceable, such provision shall be adjusted rather than voided, if possible, so that it is enforceable to the maximum extent possible, and the validity and enforceability of the remaining provisions of this Note will not in any way be affected or impaired thereby.

     8.02 This Note constitutes the full and entire understanding and agreement between the Maker and the Payee with respect to the subject hereof. Neither this Note nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the Maker and the Payee.

     8.03 The parties agree and contract that any and all claims, disputes, or controversies arising out of or in any way relating to this Note or the claimed breach of termination of any provision of any of same, whether based on the Constitution, statutes, Code(s) or at common law of the United States or of any State, including the arbitrability of any claim, dispute or controversy, shall be exclusively resolved by the parties first trying to settle the dispute in mediation.

     8.04 This Agreement shall be governed by, enforced, and construed under and in accordance with the laws of the United States of America and, with respect to the matters of state law, with the laws of the State of New York, without giving effect to principles of conflicts of law thereunder.

NOTICE: THIS DOCUMENT AND ALL OTHER DOCUMENTS RELATING TO THE INDEBTEDNESS EVIDENCED BY THIS NOTE CONSTITUTE A WRITTEN AGREEMENT WHICH REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO
UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES RELATING TO THE INDEBTEDNESS EVIDENCED BY THIS NOTE.

                                   RHINE INVESTMENT HOLDINGS COMPANY LIMITED



                                       /s/ KS Ng
                                      ----------------------------
                                   By: KS Ng
                                       Finance Director